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                                                                   Exhibit 23.02




                        Consent of Independent Auditors


We consent to the reference to our firm under the caption "Experts" and to the incorporation by reference of our report dated February 11, 1998, in the Registration Statement on Form S-1 filed pursuant to Rule 462(b) of ATMI, Inc. for the registration of 828,000 shares of its common stock. Our report, incorporated herein, is included in the Registration Statement on Form S-1 (No. 333-46609) of ATMI, Inc.

                                       /s/ Ernst & Young LLP


Stamford, Connecticut
March 25, 1998